Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Theater Xtreme Entertainment Group, Inc. on Form SB-2 of our report dated September 26, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Prospectus.

/s/ MORISON COGEN LLP
Bala Cynwyd, Pennsylvania
November 30, 2006